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                                                                Exhibit 5.1
                                  Opinion of Orrick, Herrington & Sutcliffe

                                     May 9, 1994


          The Harper Group, Inc.
          260 Townsend Street
          San Francisco, CA  94107-0933

                    Re:  Registration Statement on Form S-8

          Dear Sir:

                    At your request, we are rendering this opinion in connection with the proposed issuance pursuant to The Harper Group, Inc. 1994 Omnibus Equity Incentive Plan (the "Plan"), of up to 750,000 shares of common stock ("Common Stock"), of The Harper Group, Inc., a Delaware corporation (the "Company").

                    We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

                    Based on such examination, we are of the opinion that the 750,000 shares of Common Stock to be issued by the Company pursuant to the Plan are validly authorized shares of Common Stock, and, when issued in accordance with the provisions of the Plan, will be legally issued, fully paid, and nonassessable.

                    We hereby consent to the filing of this opinion as an exhibit to this Registration Statement on Form S-8 and to the use of our name wherever it appears in said Registration Statement. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities
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          The Harper Group
          May 9, 1994
          page 2

          and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion, as an exhibit or otherwise.

                                        Very truly yours,

                                        /s/ Orrick, Herrington & Sutcliffe

                                        ORRICK, HERRINGTON & SUTCLIFFE